Contacts:	Lisa Savino, Investor Relations
631-342-2788
lisa.savino@ca.com

COMPUTER ASSOCIATES AMENDS SHAREHOLDER RIGHTS AGREEMENT

ISLANDIA, N.Y., May 24, 2001 - Computer Associates International, Inc. (NYSE: CA) announced today that it had extended the expiration date of its Shareholder Rights Agreement (the "Agreement") to May 23, 2011. The Agreement was adopted originally on June 18, 1991 and was scheduled to expire on June 18, 2001.

In addition to the extension, the Board of Directors adopted amendments to conform the Agreement to current practice and legal requirements. The amendments eliminated the requirement that a majority of the Board's "Continuing Directors" join in a decision to redeem the Rights issued under the Agreement or to exempt an acquirer from the effects of the Agreement. A Continuing Director was generally defined to exclude (1) affiliates of Acquiring Persons or Adverse Persons (as defined in the Agreement) and (2) directors who joined the Board after the Company had an Acquiring Person or Adverse Person unless they were elected to the Board with the support of a majority of the Continuing Directors.

Lastly, the exercise price of the Rights (as defined in the Agreement) was increased from $89 (after giving effect to stock splits) to $150 per share, reflecting increases in the market price of the Common Stock since the exercise price was last changed.

A copy of the amendment to the Agreement will be filed shortly with the Securities and Exchange Commission.

About Computer Associates

Computer Associates International, Inc. (NYSE: CA) delivers The Software That Manages eBusiness. CA's world-class solutions address all aspects of eBusiness process management, information management, and infrastructure management in six focus areas: enterprise management, security, storage, eBusiness transformation and integration, portal and knowledge management, and predictive analysis and visualization. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, please visit http://ca.com.

Statements herein concerning Computer Associates' future prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that future results will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the risks associated with changes in the company's business model; the risks associated with changes in the way in which the company accounts for license revenue; the difficulties of compiling pro forma financial information, given acquisitions over time; instability resulting from changes to the company's business model; the significant percentage of CA's quarterly sales consummated in the last few days of the quarter making financial predictions especially difficult and raising a substantial risk of variance in actual results; changes in industry accounting guidance; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; the risks associated with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either CA or its competition; risks associated with the entry into new markets such as professional services; the risks associated with integrating newly acquired businesses and technologies; dependency on large dollar licensing transactions; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; and other risks described in filings with the Securities and Exchange Commission.

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© 2001 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.